                         FIRST AMENDMENT TO CREDIT AGREEMENT

This Amendment is made as of the 15th day of March, 1996 by and between Electronic Hair Styling, Inc., a Washington corporation ("the Borrower"), and Norwest Business Credit, Inc., a Minnesota corporation ("the Lender").

                                       RECITALS

The Borrower and the Lender have entered into the Credit and Security Agreement dated as of November 16, 1995 (the "Credit Agreement").

The Lender has agreed to make a term loan, a real estate loan and certain loan advances to the Borrower pursuant to the terms and conditions set forth in the Credit Agreement.

The term loan is evidenced by the Borrower's term note dated November 16, 1995 in the original principal amount of $2,300,000, the real estate loan is evidenced by the Borrower's real estate note dated November 16, 1995 in the original principal amount of $3,700,000 and the loan advances under the Credit Agreement are evidenced by the Borrower's revolving note dated as of November 16, 1995, in the maximum principal amount of $14,000,000, each of which notes are payable to the order of the Lender (collectively, the "Note").

All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Credit Agreement and all other Security Documents as defined therein (collectively, the "Security Documents").

The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.  The Credit Agreement is hereby amended as follows:

    (a) Section 6.13 of the Credit Agreement is hereby amended by deleting the portion of said Section set forth in table form and replacing the same with the following:

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                                       Book Net Worth
    For the Month Ending     Plus Subordinated Indebtedness
    --------------------     ------------------------------

    December 31, 1995                  $10,050,000
    January 31, 1996                    $8,550,000
    February 29, 1996                   $8,550,000
    March 31, 1996                      $8,250,000
    April 30, 1996                      $8,250,000
    May 31, 1996                        $8,250,000
    June 30, 1996                       $8,250,000
    July 31, 1996                       $8,550,000
    August 31, 1996                     $8,850,000
    September 30, 1996                  $8,850,000
    October 31, 1996                    $9,250,000
    November 30, 1996                   $9,750,000
    December 31, 1996                  $10,050,000

(b) Section 6.14 of the Credit Agreement is hereby amended by deleting the portion of said Section set forth in table form and replacing the same with the following:


    For the Month Ending               Leverage Ratio
    --------------------               --------------

    January 31, 1996                   4.06 to 1.0
    February 29, 1996                  4.35 to 1.0
    March 31, 1996                     4.39 to 1.0
    April 30, 1996                     4.45 to 1.0
    May 31, 1996                       4.26 to 1.0
    June 30, 1996                      4.36 to 1.0
    July 31, 1996                      4.52 to 1.0
    August 31, 1996                    4.49 to 1.0
    September 30, 1996                 4.14 to 1.0
    October 31, 1996                   3.86 to 1.0
    November 30, 1996                  3.59 to 1.0
    December 31, 1996                  3.58 to 1.0


    (c) Section 6.15 of the Credit Agreement is hereby amended by deleting the portion of said Section set forth in table form and replacing the same with the following:

    For the Month Ending               Net Income
    --------------------               ----------

    January 31, 1996                   ($1,500,000)
    February 29, 1996                  ($1,500,000)
    March 31, 1996                     ($1,500,000)
    April 30, 1996                     ($1,800,000)

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    May 31, 1996                       ($1,800,000)
    June 30, 1996                      ($1,800,000)
    July 31, 1996                      ($1,500,000)
    August 31, 1996                    ($1,200,000)
    September 30, 1996                 ($1,200,000)
    October 30, 1996                     ($800,000)
    November 31, 1996                    ($300,000)
    December 31, 1996                       -0-

(d) Section 6.16 of the Credit Agreement is hereby amended by adding to said Section the following proviso:

    ";provided, however, that the Borrower may reduce the outstanding principal balance of the Subordinated Indebtedness by up to $5,000,000, solely out of the proceeds of the Borrower's initial public offering of its common stock, if and only if the net proceeds from any such initial public offering are equal to or in excess of $15,000,000."

(e) Section 6.17 of the Credit Agreement is hereby amended by adding to said Section a new sentence, reading as follows:

    "In addition to the foregoing, the Lender shall have the right to modify
    (i) any or all of such covenants in its discretion, within 60 days after the close of the Borrower's initial public offering of its common stock, and (ii) Leverage Ratio and Book Net Worth Plus Subordinated Indebtedness covenants if at any time the value of the Borrower's Class A preferred stock is determined to be greater than $7,000,000."

(f) Section 7.5 of the Credit Agreement is hereby amended by adding to the end of said Section the following proviso:

    "PROVIDED, FURTHER, HOWEVER, that the Borrower may redeem up to $5,000,000 of its Class B preferred stock, solely out of the proceeds of the Borrower's initial public offering of the its common stock, if and only if the net proceeds from any such initial public offering are equal to or in excess of $15,000,000."

(g) Section 8.1(q) of the Credit Agreement is hereby amended by adding to the end of said Section the following proviso:

    "; provided, however, that such minimum ownership percentage requirement shall be reduced to 24% of the voting stock of the Borrower if the Borrower raises at least $15,000,000 of net proceeds from the Borrower's initial public offering of its common stock."

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3.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any loan or advance thereunder.

4. This Amendment shall be effective upon receipt by the Lender of an executed facsimile copy hereof, to be supplemented with an executed original hereof within two (2) business days, together with the following, in substance and form acceptable to the Lender in its sole discretion:

    (a) Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of the Borrower's Secretary dated as of November 16, 1995 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of the Borrower's Secretary dated as of November 16, 1995, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

5.  The Borrower hereby represents and warrants to the Lender as follows:

    (a) The Borrower has requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

    (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

    (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

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6.  All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

8. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                   ELECTRONIC HAIR STYLING, INC.

                   By:  /s/ Don G. Hoff
                   --------------------------
                   Its: President and Chief Financial Officer


                   NORWEST BUSINESS CREDIT, INC.

                   By:  /s/ Michelle Guetter
                   ----------------------------
                   Its:  Assistant Vice President

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